FOR IMMEDIATE RELEASE                         Contact:         Mary Hagen
                                                               503.641.6115

                                                               Matt Kramer
                                                               503.670.7702


                EX-DIVIDEND DATE CLARIFIED FOR AGRITOPE SPIN-OFF

         BEAVERTON, Ore., December 29, 1997 -- Epitope, Inc. (Nasdaq: EPTO) today announced that it has been informed by the Nasdaq Stock Market that Epitope common stock will commence trading ex-dividend on January 8, 1998. The ex-dividend date was previously reported incorrectly as December 23, 1997 by certain industry sources.

On January 7, 1998, the company will distribute a previously announced dividend of one share of common stock of Agritope, Inc. for every five shares of Epitope common stock held of record at the close of business on December 26, 1997.

From the record date through the close of business on January 7, 1998, Epitope common stock will trade with a due bill, entitling purchasers to receive the dividend of Agritope common stock.


Epitope is an Oregon  company  that  develops  and  markets  medical  diagnostic
products.   Agritope  is  an  Oregon-based  agricultural  biotechnology  company specializing in the development of new fruit and vegetable varieties.

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